EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Fred Meyer, Inc. on Form S-3 of our report dated March 23, 1998, appearing in the Annual Report on Form 10-K of Quality Food Centers, Inc. for the year ended December 27, 1997, and to the reference to us under the headings "Selected Historical Financial and Other Data - QFC" in the Prospectus Supplement and "Experts" in the Prospectus, which are part of this Registration Statement.


DELOITTE & TOUCHE LLP

Seattle, Washington
June 5, 1998
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                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Fred Meyer, Inc. on Form S-3 of our report dated March 21, 1997, appearing in the Annual Report on Form 10-K/A dated July 23, 1997 of Quality Food Centers, Inc. for the year ended December 28, 1996, and to the reference to us under the headings "Selected Historical Financial and Other Data - QFC" in the Prospectus Supplement and "Experts" in the Prospectus, which are part of this Registration Statement.


DELOITTE & TOUCHE LLP

Seattle, Washington
June 5, 1998